FIRST AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 15, 2021 (this “Amendment”), is by and among JOHN WILEY & SONS, INC., a New York corporation (the “Company”) and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

W I T N E S E T H

WHEREAS, the Company, certain Subsidiaries of the Company, as Borrowers, the Lenders and the Administrative Agent are parties to that certain Third Amended and Restated Credit Agreement, dated as of May 30, 2019 (as amended, supplemented, extended, restated or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, certain Loans and/or other extensions of credit under the Credit Agreement denominated in Euros and Sterling (collectively, the “Impacted Currencies”) incur or are permitted to incur interest, fees, commissions or other amounts based on the London Interbank Offered Rate as administered by the ICE Benchmark Administration (“LIBOR”) in accordance with the terms of the Credit Agreement; and

WHEREAS, applicable parties under the Credit Agreement have determined in accordance with the Credit Agreement that LIBOR for the Impacted Currencies should be replaced with a successor rate in accordance with the Credit Agreement and, in connection therewith, the Administrative Agent has determined that certain conforming changes are necessary or advisable.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article 1
AGREEMENTS

1.1 Amendments to Credit Agreement.  Notwithstanding any provision of the Credit Amendment or any other Loan Document to the contrary, the parties hereto hereby agree that the terms set forth on Appendix A shall apply to the Impacted Currencies.  For the avoidance of doubt, to the extent provisions in the Credit Agreement apply to the Impacted Currencies and such provisions are not specifically addressed by Appendix A, the provisions in the Credit Agreement shall continue to apply to the Impacted Currencies.
1.2 Conflict with Loan Documents.  In the event of any conflict between the terms of this Amendment and the terms of the Credit Agreement or the other Loan Documents, the terms hereof shall control.

Article 2
CONDITIONS TO EFFECTIVENESS

This Amendment shall be deemed effective as of the day and year set forth above (the “Amendment Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent):

2.1 Executed Amendment.  The Administrative Agent shall have received a copy of this Amendment duly executed by the Company and the Administrative Agent.
2.2 Confirmation as to Required Lender Action.  The Administrative Agent shall not have received, within five (5) Business Days of the date notice of the change to EURIBOR, SONIA and €STR, as applicable, with respect to Loans denominated in the Impacted Currencies (which notice shall take the form of a posting on the Platform of this Amendment for Lender consideration), a written notice from the Required Lenders stating that such Required Lenders object to this Amendment.
2.3 Default.  Both before and after giving effect to this Amendment, no Default or Event of Default shall exist.
2.4 Fees, Costs and Expenses.  The Administrative Agent shall have received from the Company such fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby and Holland & Knight LLP, counsel to the Administrative Agent, shall have received from the Company payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Amendment.
Article 3
MISCELLANEOUS

3.1 Amended Terms.  On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.
3.2 Representations and Warranties of Loan Parties.  The Company represents and warrants as follows:
(a)	It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
(b)
This Amendment has been duly executed and delivered by the Company and constitutes the Company’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)
No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d)
The representations and warranties of the Company and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects on and as of the Amendment Effective Date, except that (i) such representations and warranties that specifically refer to an earlier date shall be true and correct in all material respects as of such earlier date, (ii) such representations and warranties shall be true and correct in all respects to the extent they are qualified by a materiality standard and (iii) the representations and warranties contained in clauses (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement.

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(e)	As of the Amendment Effective Date, no event has occurred and is continuing which constitutes a Default or an Event of Default.
(f)
The Collateral Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Collateral Documents and prior to all Liens other than Permitted Liens.

(g)	The Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.
3.3 Reaffirmation of Obligations.  The Company, on behalf of itself and each other Loan Party, hereby ratifies the Credit Agreement and each other Loan Document to which each such Person is a party, and acknowledges and reaffirms, for itself and on behalf of each other Loan Party (a) that each such Person is bound by all terms of the Credit Agreement and each such Loan Document applicable to it and (b) that each such Person is responsible for the observance and full performance of its respective Obligations.
3.4 Loan Document.  This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.
3.5 Expenses.  The Company agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.
3.6 Further Assurances.  The Company, on behalf of itself and each other Loan Party, agrees to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.
3.7 Entirety.  This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.
3.8 Counterparts; Telecopy.  This Amendment may be in the form of an electronic record (in “.pdf” form or otherwise) and may be executed using electronic signatures, which shall be considered as originals and shall have the same legal effect, validity and enforceability as a paper record.  This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts shall be one and the same Amendment.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed Amendment which has been converted into electronic form (such as scanned into “.pdf” format), or an electronically signed Amendment converted into another format, for transmission, delivery and/or retention.
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3.9 No Actions, Claims, Etc.  As of the date hereof, the Company, on behalf of itself and each other Loan party, hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.
3.10 GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.
3.11 Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
3.12 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.  The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 10.14 and 10.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

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IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

JOHN WILEY & SONS, INC.,
as the Company

By:	/s/ Kevin Monaco
Name: Kevin Monaco
Title: SVP, Treasurer and Tax
John Wiley & Sons, Inc.
First Amendment to Credit Agreement

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Felicia Brinson
Name: Felicia Brinson
Title: Assistant Vice President

John Wiley & Sons, Inc.
First Amendment to Credit Agreement

Appendix A

TERMS APPLICABLE TO ALTERNATIVE CURRENCY LOANS

1. Defined Terms.  The following terms shall have the meanings set forth below:
“Alternative Currency Daily Rate” means, for any day, with respect to any extension of credit under the Credit Agreement denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof; provided that if any Alternative Currency Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.  Any change in an Alternative Currency Daily Rate shall be effective from and including the date of such change without further notice.
“Alternative Currency Daily Rate Loan” means a Loan (other than a Global Swing Line Loan) that bears interest at a rate based on the definition of “Alternative Currency Daily Rate”.  All Alternative Currency Daily Rate Loans must be denominated in an Alternative Currency.
“Alternative Currency Loan” means an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan, as applicable.
“Alternative Currency Term Rate” means, for any Interest Period, with respect to any extension of credit (other than a Global Swing Line Loan) under the Credit Agreement denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period; provided that if any Alternative Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Alternative Currency Term Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate”.  All Alternative Currency Term Rate Loans must be denominated in an Alternative Currency.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located; provided that

(a) if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Euro or a Global Swing Line Loan (Euro), any fundings, disbursements, settlements and payments in Euro in respect of any such Alternative Currency Loan or Global Swing Line Loan (Euro), as applicable, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan or Global Swing Line Loan (Euro), as applicable, means a Business Day that is also a TARGET Day;
(b) if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Sterling or a Global Swing Line Loan (Sterling), means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom; and

(c) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Euro in respect of an Alternative Currency Loan denominated in a currency other than Euro, or any other dealings in any currency other than Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SONIA, EURIBOR, €STR or any proposed successor rate for any currency, any conforming changes to the definitions of “SONIA”, “EURIBOR”, “€STR”, “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of “Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such currency (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such currency exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“€STR” means, with respect to any applicable determination date, the Euro Short Term Rate as administered by the European Central Bank (or any other person which takes over the administration of that rate, the “€STR Administrator”) displayed on the European Central Bank’s website, currently at http://www.ecb.europa.eu, or any successor source for €STR identified as such by the €STR Administrator from time to time on the Business Day preceding such determination date (and if that rate is less than zero, €STR shall be deemed to be zero); provided that if such determination date is not a Business Day, €STR means such rate that applied on the first Business Day immediately prior thereto; provided further that €STR determined pursuant to the prior proviso shall be utilized for purposes of the calculation of €STR for no more than three (3) consecutive days.
“Global Swing Line Loan (Euro)” means any Global Swing Line Loan that bears interest at a rate based on the definition of “€STR”.  All Global Swing Line Loans (Euro) must be denominated in Euros.
“Global Swing Line Loan (Sterling)” means any Global Swing Line Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate”.  All Global Swing Line Loans (Sterling) must be denominated in Sterling.
“Interest Payment Date” means, (a) as to any Alternative Currency Daily Rate Loan and Global Swing Line Loan, the last Business Day of each March, June, September and December and the applicable maturity date set forth in the Credit Agreement and (b) as to any Alternative Currency Term Rate Loan, the last day of each Interest Period applicable to such Loan; provided that if any Interest Period for an Alternative Currency Term Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall be Interest Payment Dates.

“Interest Period” means as to each Alternative Currency Term Rate Loan, the period commencing on the date such Alternative Currency Term Rate Loan is disbursed or converted to or continued as an Alternative Currency Term Rate Loan and ending on the date one, three or six months thereafter (in each case, subject to availability for the interest rate applicable to the relevant currency), as selected by the Company in its Loan Notice, or such other period that is twelve months or less requested by the Company and consented to by all the Lenders; provided that:
(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of an Alternative Currency Term Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b) any Interest Period pertaining to an Alternative Currency Term Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c) no Interest Period shall extend beyond the applicable maturity date set forth in the Credit Agreement.
“Loan Notice” means a Loan Notice, Swing Line Loan Notice, Request for Credit Extension, or any similar or analogous definition in the Credit Agreement, and such term shall be deemed to include the Loan Notice attached hereto as Exhibit A.
“Revaluation Date” means, with respect to any Loan, each of the following: (a) each date of a Borrowing of an Alternative Currency Loan or Global Swing Line Loan, (b) with respect to an Alternative Currency Daily Rate Loan or Global Swing Line Loan, each Interest Payment Date, (c) each date of a continuation of an Alternative Currency Term Rate Loan pursuant to the terms of the Credit Agreement, and (d) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require.
“SONIA” means, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the fifth (5th) Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Type” means, with respect to a Loan, its character as a Base Rate Loan, a Eurocurrency Rate Loan, an Alternative Currency Daily Rate Loan, an Alternative Currency Term Rate Loan or a Global Swing Line Loan.

2. Terms Applicable to Alternative Currency Loans.  From and after the Amendment Effective Date, the parties hereto agree as follows:
(a) Alternative Currencies.  (i) No Alternative Currency shall be considered a currency for which there is a published LIBOR rate, and (ii) any request for a new Loan denominated in an Alternative Currency, or to continue an existing Loan denominated in an Alternative Currency, shall be deemed to be a request for a new Loan bearing interest at the Alternative Currency Daily Rate, Alternative Currency Term Rate or €STR, as applicable; provided that to the extent any Loan bearing interest at the Eurocurrency Rate is outstanding on the Amendment Effective Date, such Loan shall continue to bear interest at the Eurocurrency Rate until the end of the current Interest Period or payment period applicable to such Loan unless, in the case of a Loan that bears interest at a daily floating rate, such daily floating rate is no longer representative or being made available, in which case such Loan shall bear interest at the applicable Alternative Currency Rate or €STR, as applicable, immediately upon the effectiveness of this Agreement.
(b) References to Eurocurrency Rate and Eurocurrency Rate Loans in the Credit Agreement and Loan Documents.
(i) References to the Eurocurrency Rate and Eurocurrency Rate Loans in provisions of the Credit Agreement and the other Loan Documents that are not specifically addressed herein (other than the definitions of Eurocurrency Rate and Eurocurrency Rate Loan) shall be deemed to include Alternative Currency Daily Rates, Alternative Currency Term Rates, and Alternative Currency Loans, €STR and Global Swing Line Loans, as applicable.
(ii) For purposes of any requirement for a Borrower to compensate Lenders for losses in the Credit Agreement resulting from any continuation, conversion, payment or prepayment of any Alternative Currency Loan on a day other than the last day of any Interest Period (as defined in the Credit Agreement), references to the Interest Period (as defined in the Credit Agreement) shall be deemed to include any relevant interest payment date or payment period for an Alternative Currency Loan.
(c) Interest Rates.  The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Alternative Currency Daily Rate”, “Alternative Currency Term Rate”, “€STR” or with respect to any rate (including, for the avoidance of doubt, the selection  of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate or the effect of any of the foregoing, or of any Conforming Changes.
(d) Revaluation Dates.  The Administrative Agent shall determine the Dollar Equivalent amounts of Borrowings and Loans denominated in Alternative Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur.
(e) Borrowings and Continuations of Alternative Currency Loans.  In addition to any other borrowing requirements set forth in the Credit Agreement:

(i) Alternative Currency Loans.  Each Borrowing of Alternative Currency Loans, and each continuation of an Alternative Currency Term Rate Loan shall be made upon the Company’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice. Each such Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (Eastern time) three Business Days prior to the requested date of any Borrowing or, in the case of Alternative Currency Term Rate Loans, any continuation.  Each Borrowing of or continuation of Alternative Currency Loans shall be in a principal amount of the Dollar Equivalent of $500,000 or a whole multiple of the Dollar Equivalent of $100,000 in excess thereof.  Each Loan Notice shall specify (i) whether the Company is requesting a Borrowing or a continuation of Alternative Currency Term Rate Loans, (ii) the requested date of the Borrowing or continuation, as the case may be (which shall be a Business Day), (iii) the currency and principal amount of Loans to be borrowed or continued, (iv) the Type of Loans to be borrowed, (v) if applicable, the duration of the Interest Period with respect thereto.  If the Company fails to specify a currency in a Loan Notice requesting a Borrowing, then the Loans so requested shall be made in Dollars.  If the Company fails to specify a Type of Loan in a Loan Notice or if the Company fails to give a timely notice requesting a continuation, then the applicable Loans shall be made as Base Rate Loans denominated in Dollars; provided that in the case of a failure to timely request a continuation of Alternative Currency Term Rate Loans, such Loans shall be continued as Alternative Currency Term Rate Loans in their original currency with an Interest Period of one (1) month.  If the Company requests a Borrowing of or continuation of Alternative Currency Term Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.  Except as otherwise specified in the Credit Agreement, no Alternative Currency Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be repaid in the original currency of such Alternative Currency Loan and reborrowed in the other currency.
(ii) Conforming Changes.  With respect to any Alternative Currency Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein, in the Credit Agreement or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement, the Credit Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrowers and the Lenders reasonably promptly after such amendment becomes effective.
(iii) Loan Notice.  For purposes of a Borrowing of Alternative Currency Loans, or a continuation of and Alternative Currency Term Rate Loan, the Company shall use the Loan Notice attached hereto as Exhibit A.
(f) Global Swing Line Loans.  In addition to any other borrowing requirements set forth in the Credit Agreement:
(i) Borrowing Procedures.  Each Swing Line Borrowing shall be made upon the applicable Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Loan Notice. Each such Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 11:00 a.m. London time on the requested borrowing date, and shall specify (i) the identity of the applicable Borrower, (ii) the amount to be borrowed, which shall be a minimum of the Alternative Currency Equivalent of $500,000, (iii) whether the Global Swing Line Loan shall be denominated in Euros or Sterling and (iv) the requested borrowing date, which shall be a Business Day.  Promptly after receipt by the Swing Line Lender of any telephonic Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent of the contents thereof.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Lender) prior to 2:00 p.m. (London time) on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. (London time) on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the applicable Borrower at its office by crediting the account of such Borrower on the books of the Swing Line Lender in Same Day Funds.

(ii) Conforming Changes.  With respect to €STR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein, in the Credit Agreement or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement, the Credit Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrowers and the Lenders reasonably promptly after such amendment becomes effective.
(iii) Loan Notice.  For purposes of a Borrowing of Global Swing Line Loans, the Company shall use the Loan Notice attached hereto as Exhibit A.
(g) Interest.
(i) Subject to the provisions of the Credit Agreement with respect to default interest, (w) each Alternative Currency Daily Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Alternative Currency Daily Rate plus the Applicable Rate; (x) each Alternative Currency Term Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Alternative Currency Term Rate for such Interest Period plus the Applicable Rate; (y) each Global Swing Line Loan (Euro) shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to €STR plus the Applicable Rate; and (z) each Global Swing Line Loan (Sterling) shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Alternative Currency Daily Rate plus the Applicable Rate.
(ii) Interest on each Alternative Currency Loan and each Global Swing Line Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified the Credit Agreement.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any debtor relief law.

(h) Computations.  All computations of interest for Alternative Currency Loans and Global Swing Line Loans (Sterling) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed, or, in the case of interest in respect of Alternative Currency Loans as to which market practice differs from the foregoing, in accordance with such market practice.  All other computations of fees and interest with respect to Global Swing Line Loans (Euro) shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Alternative Currency Loans and Global Swing Line Loans for the day on which any such Loan is made, and shall not accrue on any such Loan, or any portion thereof, for the day on which such Loan or such portion is paid, provided that any such Loan that is repaid on the same day on which it is made shall, subject to the terms of the Credit Agreement, bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(i) Successor Rates.  The provisions in the Credit Agreement addressing the replacement of a current successor rate for a currency shall be deemed to apply to Alternative Currency Loans and SONIA, EURIBOR and €STR, as applicable, and the related defined terms shall be deemed to include Sterling and Euros and SONIA, EURIBOR and €STR, in each case, as applicable.

Exhibit A

FORM OF LOAN NOTICE
(Alternative Currency Loans and Global Swing Line Loans)
Date:  ____________ ___, _____1
To:	Bank of America, N.A., as Administrative Agent
[Bank of America, N.A., as Swing Line Lender]

Ladies and Gentlemen:

Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of May 30, 2019 (as amended, supplemented, extended, restated or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among John Wiley & Sons, Inc., a New York corporation (the “Company”), certain Subsidiaries of the Company as Borrowers, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

2The undersigned hereby requests (select one):

Revolving Facility (other than Global Swing Line Loans)

Indicate: Borrowing, Conversion or Continuation	Indicate: Borrower Name	Indicate: Requested Amount	Indicate: Currency	Indicate: Alternative Currency Daily Rate Loan or Alternative Currency Term Rate Loan	For Alternative Currency Term Rate Loans Indicate: Interest Period

[1]	Note to Borrower:	All requests submitted under a single Loan Notice must be effective on the same date. If multiple effective dates are needed, multiple Loan Notices will need to be prepared and signed.
[2]	Note to Borrower:	For multiple borrowings, conversions and/or continuations for a particular facility, fill out a new row for each borrowing/conversion and/or continuation.

Global Swing Line Loans

Indicate: Borrower Name	Indicate: Requested Amount	Indicate: Currency

The Borrowing, if any, requested herein complies with the requirements set forth in the Credit Agreement.
      [NAME OF APPLICABLE BORROWER]

By:
Name:
Title: SVP,

A-2